SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 21, 1999


                          SIGNAL APPAREL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)


     Indiana                       1-2782                   62-0641635
 (State or other                 (Commission            (I.R.S. Employer
  jurisdiction                   File Number)           Identification No.)
of incorporation)



34 Englehard Avenue, Avenel, New Jersey                      07001
(Address of principal executive offices)                   (zip code)


Registrant's telephone number, including area code (732) 382-2882


              200 Manufacturers Road, Chattanooga, Tennessee 37405 (Former name or former address, if changed since last report.)


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Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On July 21, 1999, Arthur Andersen LLP ("Andersen"), resigned as the independent public accountants and auditors of Signal Apparel Company, Inc. (the "Registrant"). The Registrant is currently in the process of selecting an independent public accountant as a successor to Andersen.

          During the Registrant's latest two fiscal years and the subsequent period through July 21, 1999, the date on which Andersen resigned as the Registrant's independent public accountants and auditors, there were no disagreements between the Registrant and Andersen on any matter relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to Andersen's satisfaction would have caused it to make reference to the subject matter of such disagreement in connection with its reports. Andersen's reports on the Registrant's financial statements for the fiscal years ended December 31, 1997 and 1998 were modified when issued with respect to an explanatory paragraph describing a going concern issue; however, such reports did not otherwise contain any adverse opinions or disclaimers of opinion, nor were such reports modified as to audit scope, accounting principles, or other uncertainty.

          On July 16, 1999, Andersen issued a memorandum on internal control structure relating to the year ended December 31, 1998. That memorandum described certain deficiencies in internal control relating to: (i) communications between accounting and executive management;
          (ii) missing source documentation; (iii) general ledger closing procedures; and (iv) account reconciliations.

          The deficiencies noted in the Andersen memorandum resulted, in large part, from the move of the Registrant's Corporate Headquarters from Chattanooga, Tennessee to Avenel, New Jersey in the period from December 1998 through January 1999. A near-complete turnover in accounting personnel occurred during this period in addition to the disruption in the Registrant's management information and financial reporting systems that resulted from this move.

          Prior to the receipt of the Andersen Memorandum, the Registrant engaged the services of GDL Management Services Division of Mahoney Cohen and Company, C.P.A., P.C. to upgrade the Registrant's accounting function. This engagement has been expanded to address specifically the issues raised by the Andersen Memorandum.


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          In response to the Andersen Memorandum, the Registrant has taken steps to:

     1. Implement more thorough policies and procedures to ensure more complete and timely communications between its accounting department and management regarding any activities having significant financial implications so that such activities will be appropriately reflected in the Registrant's books and records;

     2. Update and publish its formal policies and procedures with respect to document retention and storage in order to facilitate distribution to appropriate accounting personnel; and

     3. Update and publish its formal month-end closing procedures and account reconciliation procedures to reduce to a reasonably low level the possibility that the absence or weakness of such procedures might result in inaccuracies in the Registrant's financial statements.

          Additionally, the Registrant has addressed staffing issues in order to improve the supervision and review of accounting matters generally.

          The Registrant has authorized Andersen to respond fully to the inquiries of the Registrant's successor accountant. The Registrant has provided Andersen with a copy of the disclosures contained in this Form 8-K, and has requested that Andersen furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant therein.

Item 7.  EXHIBITS.

Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission concerning its termination as the Registrant's principal accountant.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 28, 1999                         SIGNAL APPAREL COMPANY, INC.


                                         By: /s/ Robert J. Powell
                                            ----------------------------
                                            Robert J. Powell
                                            Vice President,
                                            General Counsel & Secretary